SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-171789	14-1820954
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

1112 Weston Road, Unit 278
Weston, FL 33326
Address of Principal Executive Offices)

847-386-1384
(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Copies to:
David Manno, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2011, American Scientific Resources, Incorporated (the “Company”) filed a certificate of amendment to its articles of incorporation, pursuant to which, the Company’s number of authorized shares of common stock increased from 2.5 billion to 5 billion.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 10, 2011, the holders of the Company’s common stock and Series A Preferred Stock, voting together as one class, acting by written consent approved an amendment to the Company’s articles of incorporation, to increase the Company’s number of authorized shares of common stock from 2.5 billion to 5 billion. 5,220,465,920 votes were voted in favor of the amendment, out of an aggregate of 7,207,872,679 total votes, representing 72.4% of the total votes.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

Date: February 14, 2011	By:	/s/ Christopher Tirotta
Christopher Tirotta, Chief Executive Officer